                                                                    EXHIBIT 11.1


                             MAS TECHNOLOGY LIMITED


          STATEMENT RE:  COMPUTATION OF NET INCOME PER ORDINARY SHARE

                     (in thousands, except per share data)

                                                            THREE MONTHS
                                                           ENDED JUNE 30
                                                 -------------------------------
                                                      1996             1997
                                                       NZ$             NZ$
                                                 -------------   --------------

Net income                                                 260                4
                                                 =============   ==============

Ordinary shares used in share computation -
Weighted average number of ordinary shares
  outstanding                                            4,151            4,677
                                                 -------------   --------------
Shares used in computation                               4,151            4,677
                                                 -------------   --------------

Net income per ordinary share                          NZ$0.06         NZ$0.00
                                                 =============   ==============

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